CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the Special Opportunities Fund and to the use of our report dated February 23, 2011 on the financial statement of the Special Opportunities Fund.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 5, 2011